Exhibit (h) (4) (i)

FORM OF

AMENDMENT NO. 1

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 1, dated as of [            , 2013] (“Amendment No. 1”), to the Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among AXA Premier VIP Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby includes the Charter Fixed Income Portfolio, Charter Conservative Portfolio, Charter Moderate Portfolio, Charter Moderate Growth Portfolio, Charter Growth Portfolio, Charter Aggressive Growth Portfolio, Charter Equity Portfolio, Charter International Conservative Portfolio, Charter International Moderate Portfolio, Charter International Growth Portfolio, Charter Income Strategies Portfolio, Charter Interest Rate Strategies Portfolio, Charter Real Assets Portfolio, Charter Multi Alternative 100 Conservative Portfolio, Charter Multi Alternative 100 Moderate Portfolio, Charter Multi Alternative 100 Growth Portfolio, and Target 2055 Allocation Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA PREMIER VIP TRUST	AXA EQUITABLE LIFE INSURANCE COMPANY

By:	By:
Name: Brian Walsh Title: Chief Financial Officer and Treasurer	Name: Steven M. Joenk Title: Senior Vice President

AXA DISTRIBUTORS, LLC	AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	By:
Name: Nicholas B. Lane Title: Chairman, President and Chief Executive Officer	Name: Steven M. Joenk Title: Senior Vice President

SCHEDULE B

AMENDMENT NO. 1

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Multi-Sector Bond Portfolio

Multimanager Small Cap Growth Portfolio

Multimanager Small Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

Charter Fixed Income Portfolio

Charter Conservative Portfolio

Charter Moderate Portfolio

Charter Moderate Growth Portfolio

Charter Growth Portfolio

Charter Aggressive Growth Portfolio

Charter Equity Portfolio

Charter International Conservative Portfolio

Charter International Moderate Portfolio

Charter International Growth Portfolio

Charter Income Strategies Portfolio

Charter Interest Rate Strategies Portfolio

Charter Real Assets Portfolio

Charter Multi Alternative 100 Conservative Portfolio

Charter Multi Alternative 100 Moderate Portfolio

Charter Multi Alternative 100 Growth Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio